Exhibit 10.1

SECURITIES ISSUANCE AND PAYMENT AGREEMENT

This SECURITIES ISSUANCE AND PAYMENT AGREEMENT (this “Agreement”), dated as of October 21, 2016, and effective as of the date of the consummation of the Starz Merger (as defined below) (the “Effective Date”), by and among Lions Gate Entertainment Corp., a British Columbia corporation (the “Company”), Lions Gate Entertainment Inc., a Delaware corporation (“LGEI”) and AT&T Media Holdings, Inc., a Delaware corporation (the “Investor”).

WITNESSETH

WHEREAS, on June 30, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Starz (“Starz”), a Delaware corporation, and Orion Arm Acquisition Inc. (“Merger Sub”), a Delaware corporation and an indirect wholly owned subsidiary of the Company, pursuant to which Merger Sub would merge with and into Starz, with Starz continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of the Company (such transaction, the “Starz Merger”);

WHEREAS, pursuant to the Merger Agreement, immediately prior to the Starz Merger, the Company will effect a reorganization of the common shares of the Company, no par value per share (the “Existing Common Shares”), pursuant to which each Existing Common Share will be reclassified into (a) 0.5 Class A voting shares, without par value (the “Class A voting shares”) and 0.5 Class B non-voting shares, without par value (the “Class B non-voting shares”) of the Company;

WHEREAS, on the date hereof, affiliates of the Investor have entered into (i) the Eighth Amendment to the Affiliation Agreement effective as of September 1, 2016, by and between Starz Entertainment, LLC (“STE”) and DIRECTV, LLC (“DIRECTV”), amending the Affiliation Agreement, dated as of May 3, 2009, as amended, by and between STE and DIRECTV (the “DBS Agreement”) and (ii) Amendment No. 14, effective as of September 1, 2016, by and among STE on the one hand and AT&T Services, Inc., on behalf of itself and its affiliated companies (“AT&T”), and DIRECTV, on the other hand, amending the Amended and Restated Affiliation Agreement for Starz Entertainment Services, dated as of February 21, 2011, between AT&T and Starz Entertainment Services (the “U-Verse Agreement” and collectively with the DBS Agreement, the “Commercial Agreements”);

WHEREAS, in connection with the Commercial Agreements, the parties hereto wish to enter into this Agreement;

WHEREAS, on each of the first, second and third anniversaries of the Effective Date (or the next business day, if such anniversary is not a business day, each such date, a “Payment Date”), the Investor desires to receive a combination, at the election of LGEI, of cash and/or Class A voting shares and Class B non-voting shares (the Class A voting shares and the Class B non-voting shares, together, the “Common Shares”) equal to an aggregate value of $16,666,666, as calculated pursuant to the terms and conditions set forth herein; and

WHEREAS, in connection with this Agreement and the Commercial Agreements, the Company and the Investor are entering into the Registration Rights Agreement of even date herewith relating to the Investor Shares (defined below).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions. As used herein, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Governmental Entity” shall mean any governmental or regulatory authorities, agencies, courts, commissions, stock exchange or market, or other entities.

“Investor Shares” shall mean any Common Shares issued to the Investor in connection with the LGEI Payment (defined below).

“Law” shall mean any law, statute, regulation, ordinance, rule, code, order, judgment, injunction, decree, writ, stipulation, agency requirement, policy, guideline or rule of law (including common law) enacted, promulgated or imposed by, and any undertaking to, and agreement with, any Governmental Entity.

“Person” shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

2.            Effectiveness. This Agreement shall become effective upon the completion of the Starz Merger. In the event the Starz Merger is not completed, this Agreement shall have no force or effect.

3.            LGEI Payments.

(a)          Subject and pursuant to the terms and conditions set forth in this Agreement, on each Payment Date, the Company and LGEI agree that they will pay to the Investor and/or deliver to the Investor, as applicable, in LGEI’s sole discretion, (i) cash, (ii) Common Shares or (iii) a combination, in LGEI’s sole discretion, of cash and Common Shares, in each case, equal to an aggregate value of $16,666,666 on such Payment Date (each, a “LGEI Payment”); provided, that for purposes of this Section 3, if LGEI elects to deliver Common Shares to satisfy all or a portion of the LGEI Payment, (x) the Class A voting shares and the Class B non-voting shares shall be deemed to have a value equal to the 30-day volume weighted

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average price of the Class A voting shares or Class B non-voting shares, respectively, as of the business day immediately prior to the applicable Payment Date and (y) the Company shall issue an equal number of Class A voting shares and Class B non-voting shares on the applicable Payment Date. Notwithstanding the foregoing, the Company and LGEI may not fulfill any portion of its obligation to make any LGEI Payment by issuing Common Shares unless, as of the applicable Payment Date, such Common Shares are listed and trading on a national securities exchange.

(b)          Notwithstanding anything in this Agreement or in the Distribution Agreement, the Company, LGEI, and each of their relevant affiliates shall be entitled to deduct and withhold from any amounts (whether cash, Common Shares or any combination thereof) otherwise payable under this Agreement and any amounts payable in respect of any Common Shares issued pursuant to this Agreement such amounts as are required to be withheld or deducted under any provision of applicable Law with respect to the making of such payment. To the extent that amounts are so deducted and withheld and paid over to the applicable Governmental Entity, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to which such amounts would otherwise have been paid.

4.            Deliveries by the Company. At least five days prior to the applicable Payment Date, LGEI shall provide written notice to the Investor whether such LGEI Payment shall be made in Common Shares, cash or a combination of Common Shares and cash, including, if applicable, a good-faith estimate of the number of Common Shares to be issued. On each Payment Date, (a) if LGEI elects to deliver Common Shares to satisfy all or a portion of the LGEI Payment, the Company shall deliver to the Investor, at its sole discretion, physical certificates or book-entry credits evidencing the applicable Common Shares and (b) if LGEI elects to pay cash to satisfy all or a portion of the LGEI Payment, the Company shall pay such amount in cash to the Investor by wire transfer of immediately available funds to the bank account listed on Exhibit A or otherwise designated in writing by the Investor at least two business days prior to the applicable Payment Date. Upon the receipt by the Investor of notice from LGEI that an LGEI Payment shall be made in whole or in part through the issuance of Common Shares, the Investor shall assist the Company in completing all applicable regulatory filings required to be made in connection with such issuance, including by providing the Company with all information required to be disclosed to the British Columbia Securities Commission in connection with the filing of Form 45-106F1 - Report of Exempt Distribution pursuant to the requirements of National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators (“NI 45-106”).

5.            Representations and Warranties.

(a)          Investor Representations and Warranties.  The Investor represents, warrants and agrees as follows as of the date hereof:

(1)         Investor acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision, and that in connection with its investment decision, Investor has not relied on any representation or information not set forth in this Agreement. The Investor acknowledges that it has had an opportunity to conduct such

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review and analysis of the business, assets, condition, operations and prospects of the Company and its subsidiaries, both direct and indirect, including an opportunity to ask such questions of management (for which it has received such answers) and to review such information maintained by the Company, in each case as the Investor considers sufficient for the purpose of acquiring the Investor Shares. The Investor further acknowledges that it has had such an opportunity to consult with its own counsel, financial and tax advisers and other professional advisers as it believes is sufficient for the purpose of acquiring the Investor Shares.

(2)         The Investor is duly incorporated or organized, validly existing and in good standing (to the extent that its jurisdiction of organization recognizes the concept of good standing) under the laws of its jurisdiction of incorporation or organization. The execution and delivery of this Agreement by Investor and the performance of this Agreement and the consummation by Investor of the transactions contemplated hereby have been duly authorized by all necessary (corporate, partnership or limited liability in the case of a corporation, partnership or limited liability company) action of Investor, and this Agreement, when duly executed and delivered by the parties hereto, will constitute a valid and legally binding instrument, enforceable in accordance with its terms against Investor, except as enforcement hereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors’ rights generally and except as enforcement hereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(3)         The Investor acknowledges that the Investor Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws, and is aware that the sale of the Investor Shares to it is being made in reliance on a private placement exemption from registration under the Securities Act. The Investor (i) is acquiring the Investor Shares for its own account pursuant to an exemption from registration under the Securities Act for investment only and with no present intention of distributing any of the Investor Shares to any person or any arrangement or understanding with any other persons regarding the distribution of such Investor Shares (the foregoing representation and warranty does not limit the Investor’s right to sell such Investor Shares pursuant to an effective registration statement or otherwise in compliance with the Securities Act and any other applicable securities laws), (ii) will not sell or otherwise dispose of any of the Investor Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Investor Shares, (iv) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment, (v) is an “accredited investor” (as that term is defined by Rule 501 promulgated under the Securities Act) and an “accredited investor” as defined in NI 45-106; and (vi) confirms that neither the Company or LGEI nor any of their respective directors, employees, officers or affiliates have made any representations (written or oral) to the Investor: (A) regarding the future price or value of the Common Shares; or (B) that any person will resell or repurchase the Common Shares.

(4)         The Investor understands that the Company and LGEI will rely upon the accuracy of the foregoing representations, acknowledgements and agreements and

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agrees that if any of the representations and acknowledgements made by it is no longer accurate, it shall promptly notify the Company and LGEI.

(5)         No consent, approval, authorization, order, registration, filing or qualification of or with any such Governmental Entity or self-regulatory agency or body is required for the valid authorization, execution, delivery and performance by Investor of this Agreement, except for such consents, approvals, authorizations, registrations, filings or qualifications as may be required under the Securities Act or state securities or “blue sky” laws.

(6)         There is no broker, finder or other party that is entitled to receive from the Investor any brokerage or finder’s fee or other fee or commission as a result of issuance of the Investor Shares contemplated by this Agreement.

(b)          Company Representations and Warranties.  Except as may be publicly disclosed by the Company in the reports filed by it with or furnished to the Securities and Exchange Commission prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” as well as any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that, in each case, are similarly nonspecific and are predictive or forward-looking in nature), the Company and LGEI hereby represent, warrant and agree as follows as of the date hereof:

(1)         The Company has been duly incorporated and is validly existing and is authorized to transact business as a corporation under the laws of the province of British Columbia, Canada, and LGEI has been duly incorporated and is validly existing and is authorized to transact business as a corporation under the laws of the state of Delaware, in each case, with corporate power and authority to own its properties and conduct its business, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such jurisdictions wherein the failure to be so qualified and in good standing would not individually or in the aggregate have a material adverse effect on the business, prospects, assets, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(2)         Each subsidiary of the Company has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of incorporation, with power and authority to own its properties and conduct its business, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such jurisdictions wherein the failure to be so qualified and in good standing would not individually or in the aggregate have a Material Adverse Effect.

(3)         The execution, delivery and performance of this Agreement by the Company and LGEI and the consummation of the transactions contemplated hereby are within the corporate powers of the Company and LGEI and have been duly authorized by all necessary corporate action on the part of the Company and LGEI, and this Agreement, when duly executed and delivered by the parties hereto, will constitute a valid and legally binding

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instrument of the Company and LGEI enforceable in accordance with its terms, except as enforcement hereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors’ rights generally and except as enforcement hereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(4)         The Investor Shares have been duly authorized by the Company, and when issued and delivered by the Company, the Investor Shares will be validly issued, fully paid and nonassessable.

(5)         The execution and delivery of this Agreement do not, and the compliance by the Company and LGEI with the terms hereof will not, (i) violate the articles of the Company, the articles of incorporation of LGEI or the bylaws of LGEI, or (ii) result in a violation of, or failure to be in compliance with, any applicable statute or any order, judgment, decree, agreement with, supervisory resolutions adopted at the request of, rule or regulation of any Governmental Entity or self-regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clause (ii) above, where such breach, violation, default or failure to be in compliance would not individually or in the aggregate have a Material Adverse Effect or adversely affect the ability of the Company to issue and sell the Investor Shares. No consent, approval, authorization, order, registration, filing or qualification of or with any such Governmental Entity or self-regulatory agency or body is required for the valid authorization, execution, delivery and performance by the Company or LGEI of this Agreement or the issuance of the Investor Shares, except for such consents, approvals, authorizations, registrations, filings or qualifications as may be required under the Securities Act or state securities or “blue sky” laws or which have been or will be made in connection with the listing of the Investor Shares on the New York Stock Exchange.

6.            Covenants.

(a)          Legend. The Investor agrees that all certificates (or book-entry recordation) or other instruments representing the Investor Shares will bear a legend (or restrictive code) substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS AND ONE DAY FROM THE ISSUANCE DATE].”

The Investor acknowledges that the Investor Shares have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any

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of the Investor Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws. Upon the request of the Investor and the receipt by the Company of an opinion of counsel to the Investor reasonably satisfactory to the Company to the effect that the restriction referenced in the foregoing legend (or restrictive code) is no longer required in order to ensure compliance with the Securities Act or applicable state laws, as the case may be, the Company shall promptly cause the legend to be removed from any certificate (or restrictive code).

(b)          Tax Forms. Prior to each LGEI Payment, each Investor shall deliver a properly completed and duly executed Internal Revenue Service (“IRS”) Form W-9 or appropriate IRS Form W-8, as applicable, and any other tax-related forms and certifications as may be reasonably requested by the Company or LGEI from time to time.

7.            Termination.

(a)          Termination. This Agreement may be terminated (i) by mutual written agreement of the parties hereto or (ii) by the Investor upon ten days’ advance notice to LGEI. This Agreement shall automatically terminate upon (A) termination pursuant to Section 12(a)(i) of the DBS Agreement of any streamed Linear Services (as defined in the DBS Agreement) or (B) termination of the DBS Agreement pursuant to Section 12(a)(ii) or Section 12(a)(iii) of the DBS Agreement. For the avoidance of doubt, in no event shall this Agreement terminate if (x) a Commercial Agreement expires in the ordinary course in accordance with its terms or (y) AT&T decides to cease operation of the System (as such term is defined in the U-Verse Agreement).

(b)          Effects of Termination. In the event of any termination of this Agreement as provided in Section 7(a), this Agreement (other than Section 5(a), this Section 7(b) and Section 8, which shall remain in full force and effect) shall become void and of no further force and effect and the Company, and LGEI shall have no obligation to make any LGEI Payment for which the applicable Payment Date falls after the termination date; provided that nothing herein shall relieve any party from liability for willful and material breach of this Agreement.

8.            Miscellaneous.

(a)          Fees and Expenses.  Each of the parties hereto shall be responsible for its own fees and expenses incurred in connection with the transactions contemplated hereby.

(b)          Binding Agreement; Assignment.  This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The Investor may not assign any of these rights or obligations hereunder to any other person or entity without the prior written consent of the Company and LGEI; provided that the Investor may assign this Agreement and/or its right to receive all or a portion of the LGEI Payment to an Affiliate of the Investor without such prior written consent upon written notice to the Company and LGEI, but only if, as of the date of such assignment, such Affiliate represents, warrants and agrees to each of the representations and warranties contained in Section 5(a), in each case substituting such Affiliate for the Investor.

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(c)          Entire Agreement.  This Agreement, including the exhibits and schedules hereto, constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and may be amended only by written execution by each of the parties hereto.  Upon execution by the Company, LGEI and the Investor, this Agreement shall be binding on such parties.

(d)          Governing Law.  THIS AGREEMENT SHALL BE ENFORCED, GOVERNED AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES.

(e)          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to LGEI or the Company shall be directed to it at its principal executive offices located at 2700 Colorado Avenue, Santa Monica, California 90404, attention of General Counsel, with a copy, which shall not constitute notice, to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, attention of Gordon S. Moodie. Notices to the Investor shall be directed to 2260 E. Imperial Highway, El Segundo, California 90245, attention of Dan York, Chief Content Officer, with a copy, which shall not constitute notice, to 2260 E. Imperial Highway, El Segundo, California 90245, attention of Jim Meza, General Counsel, or at such other address or addresses as may have been furnished to the Company in writing.

(f)          Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one in the same agreement.

(g)         Headings.  Section headings herein are for convenience only and shall not affect the construction hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ Wayne Levin
Name:	Wayne Levin
Title:	General Counsel and Chief Strategic Officer

LIONS GATE ENTERTAINMENT INC.

By:	/s/ Wayne Levin
Name:	Wayne Levin
Title:	President and Secretary

INVESTOR:

AT&T MEDIA HOLDINGS, INC.

By:	/s/ Daniel J. Fete
Name:	Daniel J. Fete
Title:	SVP - Corporate Development

[Signature Page to Securities Issuance and Payment Agreement]

Exhibit A

Investor Wire Instructions

Bank: Citibank

ABA Routing Number: 021000089

Bank Account: 40635262

Account Name: AT&T Inc.

Payment Details: Entertainment Group Share Agreement